EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to the Form S-3 of our report dated April 2, 2007 relating to the consolidated financial statements which appears in Velocity Asset Management, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Weiser LLP

Weiser LLP
New York, New York
November 19, 2007